Exhibit 99.1
Press Release
RCN Renews Peter D. Aquino as President and Chief Executive Officer under
Three-Year Agreement
Michael E. Katzenstein named Non-Executive Chairman
HERNDON, Va., Dec 27, 2007 (BUSINESS WIRE) — RCN Corporation (NASDAQ: RCNI), a leading provider of video, data, and voice services to residential, small business and commercial customers, today announced that its board of directors has renewed Peter D. Aquino as president and chief executive officer pursuant to the terms of a new, three-year agreement. James F. Mooney, who has served as executive chairman of RCN since 2005, has completed his service under the terms of his employment contract, and has decided to retire from the board. Michael E. Katzenstein, an independent member of the board of directors, has been named non-executive chairman of the board.
Mr. Mooney leaves RCN with a strong record of execution and performance. During his service as executive chairman, RCN has grown customers and RGUs, revitalized its brand, refined its asset portfolio, dramatically expanded its profitability and in sum, completed its financial turnaround.
Mr. Mooney stated, “With the completion of RCN’s financial turnaround, and the demonstrated effectiveness of Pete Aquino and the rest of the RCN management team, the time is right for me to step away from RCN to focus on my other business endeavors. I am very proud that I leave RCN as a far stronger business than when I arrived, and I have the greatest confidence that the management team will continue to deliver growth and value to shareholders under Pete Aquino’s leadership.”
Mr. Aquino stated, “I would like to thank Jim for his guidance and leadership as executive chairman. RCN is well-positioned to continue its record of sound performance as we execute our strategy of continuously upgrading our customer’s service quality and experience, maintaining industry-leading video and broadband products, and capturing the residential, commercial, carrier, and small business opportunities available to us as a result of our investments in network growth and the acquisition of synergistic businesses. With continued effective execution, RCN will become an increasingly competitive total telecommunications provider in the population-dense, highly profitable region between Boston, Chicago, Eastern Pennsylvania, New York, and Washington, D.C.”
The Company’s board of directors has elected Michael E. Katzenstein, an independent director currently serving on the board, to serve as non-executive chairman. Mr. Katzenstein has served as a director of RCN since 2005. In addition to his service on the audit, compensation, and nominating/governance committees, he has devoted his extensive industry experience to assisting the management’s team’s efforts in support of RCN’s turnaround.

Mr. Katzenstein stated, “The board of directors joins me in extending its sincerest appreciation to Jim Mooney for his service. Jim joined RCN to lead its new management team three years ago when the company emerged from bankruptcy, and has built a solid record of consistent execution and performance, highlighted by the company’s sale of its significant holding in Megacable, its 2007 recapitalization and return of capital, and its diversification into the commercial/carrier business through the acquisitions of ConEd Communications and NEON, making it a significant Northeast corridor telecommunications player.”
Mr. Katzenstein continued, “Following its financial turnaround, the Company has reached the next evolution in the structure of its board of directors and senior executive team. We have the utmost confidence in Pete Aquino’s executive leadership, and I look forward to continuing to contribute my perspective in the coming years as chairman.”
The board of directors, through its nominating/corporate governance Committee, is now considering possible candidates to assume the vacant board seat.
About RCN Corporation
RCN Corporation, http://www.rcn.com , is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential, small business and commercial customers in the most densely populated markets in the U.S. RCN provides service in the Boston, Chicago, Eastern Pennsylvania, New York, and Washington, D.C. metropolitan markets. One of its divisions, RCN Business Services, provides bulk video, high-capacity data and voice services to small and medium business customers. RCN’s other commercial division, RCN Business Solutions, is dedicated to meeting the fiber-based network requirements of Enterprise, Wholesale Telecom and Government accounts. (RCNI-G)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
SOURCE: RCN Corporation
RCN
Richard Ramlall, 703-434-8430
SVP Strategic and External Affairs
or
Lippert/Heilshorn & Associates
Carolyn Capaccio, 212-838-3777

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